Exhibit (m)(3)(i)

AMENDED SCHEDULE A

with respect to the

SHAREHOLDER SERVICE

AND

DISTRIBUTION PLAN

for

VOYA SEPARATE PORTFOLIOS TRUST

CLASS R SHARES

EFFECTIVE MAY 1, 2020

Series

Voya Target In-Retirement Fund

Voya Target Retirement 2020 Fund

Voya Target Retirement 2025 Fund

Voya Target Retirement 2030 Fund

Voya Target Retirement 2035 Fund

Voya Target Retirement 2040 Fund

Voya Target Retirement 2045 Fund

Voya Target Retirement 2050 Fund

Voya Target Retirement 2055 Fund

Voya Target Retirement 2060 Fund

Voya Target Retirement 2065 Fund

Effective Date: May 1, 2020, to reflect the addition of Voya Target Retirement 2065 Fund.